Exhibit No. 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use of our report dated February 23, 2006, relating to the consolidated financial statements of Worthington Armstrong Venture and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005 annual report on Form 10-K of Armstrong World Industries, Inc. incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
October 16, 2006